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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D. C. 20549



                                      FORM 8-K

                 Current Report Pursuant To Section 13 Or 15(d)
                     Of The Securities Exchange Act Of 1934


                 Date of Report (Date of earliest event reported):
                                    May 28, 1999




                               GATEFIELD CORPORATION
               (Exact name of registrant as specified in its charter)



                                      DELAWARE
                              (State of incorporation)



Commission file number 0-13244                          41-1404495
                                           (I.R.S. Employer Identification No.)


                               47100 BAYSIDE PARKWAY
                             FREMONT, CALIFORNIA 94538
               (Address of principal executive offices and zip code)


   Registrant's telephone number, including area code:         (510) 623-4400


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Item 5.   OTHER EVENTS.

CONVERTIBLE NOTE FINANCING

On May 25, 1999, in connection with a convertible note financing, the Company issued and Actel Corporation, a California Corporation ("Actel") purchased a convertible promissory note in the aggregate principal amount of $8.0 million (the "Note"). The Note accrues interest at 5.22% per annum, has a five-year term and is secured by a lien against all the assets of the Company. The Note is convertible into 420,000 shares of the Company's Series C-1 Convertible Preferred Stock, par value $0.10 (the "Shares"). The Shares are in turn convertible into 12,307,692 shares of the Company's common stock, or the equivalent price of $0.65 per share of common stock. The convertible note financing was reported by the Company in a press release dated May 25, 1999, a copy of which is attached hereto.


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Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Business Acquired:

                   Not applicable.

          (b)  Pro Forma Financial Information:

                   Not applicable.

          (c)  Exhibits

               Exhibit 4.1 Convertible Promissory Note dated May 25, 1999, in the aggregate principle amount of $8.0 million issued to Actel Corporation.

               Exhibit 4.2 Certificate of Designations of the Preferred Stock of GateField Corporation to be designated Series C-1 Convertible Preferred Stock.

               Exhibit 10.1 Security Agreement dated May 25, 1999 between GateField Corporation and Actel Corporation.

               Exhibit 10.2 Amendment No. 1 to the Series C Preferred Stock Purchase Agreement dated May 25, 1999 between GateField Corporation and Actel Corporation.

               Exhibit 10.3 Amendment No. 1 to the Registration Rights Agreement dated May 25, 1999 between GateField Corporation and Actel Corporation.

               Exhibit 10.4 Amendment No. 1 to the Product Marketing Agreement dated May 25, 1999 between GateField Corporation and Actel Corporation.

               Exhibit 99.1 GateField Corporation's press release dated May 25, 1999, regarding the convertible note financing with Actel Corporation.